Exhibit 10.14

 SUMMARY OF CONSULTING AGREEMENT FOR RICHARD W. WRIGHT

Effective August 12, 2005, James River Group, Inc. and Richard W. Wright, Chairman, entered into an oral consulting agreement. Pursuant to this agreement, Mr. Wright receives an annual fee of $40,000 for his consulting services. This agreement may be terminated by either party with 90 days written notice.